                                                                    Exhibit 99.1


                          COMMUNITY BANKSHARES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P   Annual Meeting of Shareholders to be held on Thursday, January 25, 1996
R
O        The undersigned hereby appoints Douglas Crichfield, Seth A. Resnicoff
X   and Katherine F. Tsouros, and each of them individually, as proxies of the
Y undersigned, with full power of substitution to each and to each substitute appointed pursuant to such power, to vote all shares of stock of Community Bankshares, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Shareholders of the Company to be held on Thursday, January 25, 1996 and at any and all adjournments thereof. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice and Proxy Statement for the Annual Meeting of Shareholders and hereby revokes any proxy or proxies, if any, heretofore given. This proxy may be revoked at any time before it is exercised.

          If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

          WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                   -------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND      SEE REVERSE
                     RETURN PROMPTLY IN ENCLOSED ENVELOPE               SIDE
                                                                   -------------
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[X] Please mark votes
    as in this example.

The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4, and 5.

1. To approve and adopt the Agreement and Plan of Merger dated as of August 29, 1995 by and between the Company and Centerpoint Bank [the "Merger Agreement"], a copy of which is attached at Annex A to the Proxy Statement-Prospectus.

          FOR     AGAINST     ABSTAIN
          [_]       [_]         [_]

2. To amend the Company's Restated Articles of Incorporation, in the form set forth in Annex D to the Proxy Statement-Prospectus, to change certain shareholder voting requirements (the "Charter Amendments").

          FOR     AGAINST     ABSTAIN
          [_]       [_]         [_]

3. To amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock.

          FOR     AGAINST     ABSTAIN
          [_]       [_]         [_]


    MARK HERE  [_]
   FOR ADDRESS
   CHANGE AND
   NOTE BELOW



4. To elect the following nominees as directors to serve a three-year term and until their successors are elected and qualified: Russell A. Holden, Lucia P. Kittredge, Seth A. Resnicoff and Katherine F. Tsouros.

          FOR             WITHHELD
          ALL    [_]      FROM ALL  [_]
        NOMINEES          NOMINEES

    [_]_______________________________________________________________
       For all nominees except any whose name is written on line above

5. To ratify the appointment of KPMG Peat Marwick LLP as the Company's auditors for the current fiscal year.

          FOR     AGAINST     ABSTAIN
          [_]       [_]         [_]

6. To approve an adjournment of the Annual Meeting for any reason, including to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to adopt the Merger Agreement or approve the Charter Amendments.

          FOR     AGAINST     ABSTAIN
          [_]       [_]         [_]


Please sign, date and return this proxy promptly using the enclosed envelope. Please sign exactly as your name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

Signature:                                           Date
          ------------------------------------------      --------------------

Signature:                                           Date
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